Exhibit 10.1

ASSIGNMENT AGREEMENT

This ASSIGNMENT AGREEMENT (the “Assignment”) is made effective as of September 4, 2015, by and between BLUEROCK MULTIFAMILY ADVISOR, LLC, a Delaware limited liability company (“Assignor”), and BRG MANAGER, LLC, a Delaware limited liability company (“Assignee”).

W I T N E S S E T H:

WHEREAS, R. Ramin Kamfar controls and is the direct or indirect owner of (i) 98.5% of Assignor and (ii) 52.421875% of Assignee.

WHEREAS, pursuant to that certain Third Amended and Restated Advisory Agreement, dated as of February 27, 2013 by and between Bluerock Residential Growth REIT, Inc. (“BRG”), Bluerock Residential Holdings, L.P., a Delaware limited partnership (the “Operating Partnership”) and Assignor (as amended from time to time, the “Advisory Agreement”), Assignor is entitled to the payment of (i) certain fees in compensation for advisory services and certain general management services rendered thereunder, and (ii) certain reimbursements for costs and expenses incurred in connection with the provision thereof (collectively, the “Fees and Expenses”), in an aggregate amount of $1,179,795.95 (the “Former Advisor Obligation”).

WHEREAS, Assignor wishes to assign its right to payment of the Former Advisor Obligation to Assignee, and Assignee wishes to accept such assignment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.                  Assignment. Assignor hereby assigns to the Assignee all of its right, title and interest in the Former Advisor Obligation as defined above. The foregoing assignment is intended to apply to, and effectuate without any further action required, an assignment of all past Fees and Expenses otherwise payable to Assignor and its affiliated parties pursuant to the Advisory Agreement, it being the intent of the parties that all past Fees and Expenses are to be the subject of this Assignment, and it being agreed by the parties that the Former Advisor Obligation comprises all past Fees and Expenses.

2.                  Acceptance. Assignee hereby accepts the assignment of the Former Advisor Obligation.

3.                  Further Assurances. Assignor represents and warrants that it has made no prior assignment of its right, title and interest in and to the Former Advisor Obligation, and that it has full right, power and authority to assign its rights in and to the Former Advisor Obligation and to enter into this Assignment. Each of the parties hereto agrees to execute such other, further and different documents and perform such other, further and different acts as may be reasonably necessary or desirable to carry out the intent and purpose of this Assignment.

4.                  Successors and Assigns. This Assignment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

5.                  Governing Law. This Assignment shall be governed in all respects, including validity, interpretation and effect, by and shall be enforceable in accordance with the internal laws of the State of New York, without regard to conflicts of laws principles.

6.                  Entire Agreement. This Assignment contains the entire agreement between the parties regarding the subject matter hereof. Any prior agreements, discussions or representations not expressly contained herein shall be deemed to be replaced by the provisions hereof and no party has relied on any such prior agreements, discussions or representations as an inducement to the execution hereof.

7.                  Counterpart Execution. This Assignment may be executed in multiple counterparts, each one of which will be deemed an original, but all of which shall be considered together as one and the same instrument. Execution by a party of a signature page hereto shall constitute due execution and shall create a valid, binding obligation of the party so signing, and it shall not be necessary or required that the signatures of all parties appear on a single signature page hereto.

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IN WITNESS WHEREOF, the parties hereto have executed this Assignment effective as of the day and year written above.

ASSIGNOR:

BLUEROCK MULTIFAMILY ADVISOR, LLC,
a Delaware limited liability company

By:	/s/ R. Ramin Kamfar
Name:	R. Ramin Kamfar
Its:	Authorized Signatory

ASSIGNEE:

BRG MANAGER, LLC,
a Delaware limited liability company

By:	/s/ R. Ramin Kamfar
Name:	R. Ramin Kamfar
Its:	Authorized Signatory